UNITED STATES
       SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C. 20549

                      FORM 8-K

                  CURRENT REPORT
      Pursuant to Section 13 or 15(d) of
       the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):
               March 15, 1999

                TOROTEL, INC.

(Exact name of registrant as specified in its charter)

                    Missouri

 (State or other jurisdiction of incorporation)

         1-8125                         44-0610086

 (Commission File Number)             (IRS Employer
                                   Identification No.)



     13402 South 71 Highway, Grandview, Missouri 64030

(Address of principal executive of offices) (Zip Code)


    Registrant's telephone number, including area code
                  (816) 761-6314

                       N/A

             Former name or former address,
              if changed since last report)






Item 5.   Other Events.


     On March 15, 1999, Torotel, Inc. and Electronika,
Inc. mutually agreed to cancel their merger plans due to increased regulatory obstacles and higher than anticipated losses of Torotel.

     In addition, Peter B. Caloyeras has resigned as Chief Executive Officer of Torotel, Inc. and Dale H.
(Herb) Sizemore, Jr., the son of the founder of Torotel, Inc, was named as Caloyeras replacement.

     Both Torotel and Electronika continue to discuss other alternatives to enhance the shareholder value of their respective companies through a possible relationship in the future.


Item 7. Financial Statements and Exhibits.

        (c) Exhibits.

            Exhibit             Description

               I     News Release dated March 22, 1999


































                        SIGNATURE


  Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  TOROTEL, INC.




Date:   March 23, 1999      By:   /s/ H. James Serrone
                                      H. James Serrone
                                      Vice President
                                       of Finance and
                                      Chief Financial
                                       Officer






































                  EXHIBIT INDEX


  Exhibit                    Description

    I             News Release dated March 22, 1999






















































                                             Exhibit I



NEWS RELEASE



FOR IMMEDIATE RELEASE
MONDAY, MARCH 22, 1999



TOROTEL AND ELECTRONIKA CANCEL MERGER PLANS


KANSAS CITY, MO, March 22 Torotel, Inc. (OTC:TTLO) announced that it and Electronika, Inc. mutually agreed to cancel their merger plans due to increased regulatory obstacles and higher than anticipated losses of Torotel.

In addition, Peter B. Caloyeras resigned as Chief
Executive Officer of Torotel, Inc. and Dale H. (Herb)
Sizemore, Jr., the son of the founder of Torotel, Inc., was named as Caloyeras replacement.

Both Torotel and Electronika continue to discuss other alternatives to enhance the shareholder value of their respective companies through a possible relationship in the future.

Torotel, Inc. specializes in the design and manufacture of high-power, high-reliability, high-density switching power supplies, rack mounted power supplies, and a broad range of precision magnetic components used in commercial, industrial and military electronics. Torotels products are sold to original equipment manufacturers for use in computers, telecommunications systems, digital control devices, and avionics equipment.